                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We have issued our report dated February 28, 2003 accompanying the consolidated financial statements of Tarragon Realty Investors, Inc. and subsidiaries appearing in the Annual Report of the Company on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

            /s/ GRANT THORNTON LLP

            Dallas, Texas
            April 24, 2003